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                                                                 Exhibit 4.1


                      PARK PLACE ENTERTAINMENT CORPORATION
                  1998 INDEPENDENT DIRECTOR STOCK OPTION PLAN

SECTION 1.  PURPOSE; DEFINITIONS

    The purpose of the Plan is to give the Corporation a competitive advantage in attracting, retaining and motivating non-employee directors and to provide the Corporation and its subsidiaries with a stock plan providing incentives more directly linked to the profitability of the Corporation's businesses and increases in shareholder value.

    For purposes of the Plan, the following terms are defined as set forth below:

    (a) "AFFILIATE" means a corporation or other entity controlled by the Corporation and designated by the Board from time to time as such.

    (b) "BOARD" means the Board of Directors of the Corporation.

    (c) "CHANGE IN CONTROL" means the happening of any of the following events:

        (i) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then outstanding shares of common stock of the Corporation (the "Outstanding Corporation common stock") or (2) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities") (a "Control Purchase); excluding, however, the following: (1) Any acquisition directly from the Corporation, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Corporation, (2) Any acquisition by the Corporation, (3) Any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation, (4) Any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2) and (3) of subparagraph (iii) of this definition, or (5) Any acquisition by Barron Hilton, the Charitable Remainder Unitrust created by Barron Hilton to receive shares from the Estate of Conrad N. Hilton, or the Conrad N. Hilton Fund; or

        (ii) A change in the composition of the Board such that the individuals who, as of the effective date of the Plan, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this definition, that any individual who becomes a member of the Board subsequent to the effective date of the Plan, whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a- 11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board (a "Board Change"); or

       (iii) The approval by the stockholders of the Corporation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation ("Corporate Transaction"); excluding however, such a Corporate Transaction pursuant to which

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    (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Corporation common stock and Outstanding Corporation Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Corporation common stock and Outstanding Corporation Voting Securities, as the case may be, (2) no Person (other than the Corporation, any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction, and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

        (iv) The approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

    (d) "CHANGE IN CONTROL PRICE" means the higher of (i) the highest reported sales price, regular way, of a share of common stock in any transaction reported on the New York Stock Exchange Composite Tape or other national exchange on which such shares are listed or on NASDAQ during the 60-day period prior to and including the date of a Change in Control or (ii) if the Change in Control is the result of a tender or exchange offer or a Corporate Transaction, the highest price per share of common stock paid in such tender or exchange offer or Corporate Transaction; provided, however, that in the case of a Stock Option which (A) is subject to Section 16(b) of the Exchange Act and (B) was granted within 240 days of the Change in Control, then the Change in Control Price for such Stock Option shall be the Fair Market Value of the common stock on the date such Stock Option is exercised or deemed exercised. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined in the sole discretion of the Board.

    (e) "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

    (f) "COMMISSION" means the Securities and Exchange Commission or any successor agency.

    (g) "COMMON STOCK" means common stock, par value $.01 per share, of the Corporation.

    (h) "CORPORATION" means Park Place Entertainment Corporation, a Delaware corporation.

    (i) "DIRECTOR" means a member of the Board.

    (j) "DISABILITY" means permanent and total disability as determined under procedures established by the Board for purposes of the Plan.

    (k) "DISTRIBUTION" means the distribution to the holders of the outstanding shares of Hilton common stock, on a one-for-one basis, of all of the outstanding shares of common stock.

    (1) "EMPLOYEE" means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Corporation or of any corporation which is a subsidiary of the Corporation.

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    (m) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

    (n) "FAIR MARKET VALUE" means, as of any given date, the mean between the highest and lowest reported sales prices of the common stock on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the common stock is listed or on NASDAQ. If there is no regular public trading market for such common stock, the Fair Market Value of the common stock shall be determined by the Board in good faith.

    (o) "HILTON" means Hilton Hotels Corporation, a Delaware corporation.

    (p) "HILTON COMMON STOCK" means common stock, par value $2.50 per share, of Hilton.

    (q) "INDEPENDENT DIRECTOR" means a member of the Board who is not an Employee.

    (r) "PLAN" means the Park Place Entertainment Corporation 1998 Independent Director Stock Option Plan, as set forth herein and as hereinafter amended from time to time.

    (s) "RETIREMENT" means retirement from service as a Director at or after age 65.

    (t) "RULE 16B-3" means Rule 16b-3, as promulgated by the Commission under
Section 16(b) of the Exchange Act, as amended from time to time.

    (u) "STOCK OPTION" means a non-qualified option to purchase common stock granted under Section 5.

    (v) "TERMINATION OF DIRECTORSHIP" means the time when an optionee who is an Independent Director ceases to be a Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or Retirement. The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship with respect to Independent Directors.

    In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

SECTION 2.  ADMINISTRATION

    The Plan shall be administered by the full Board, acting by a majority of its members then in office.

    The Board shall have plenary authority to grant Stock Options pursuant to the terms of the Plan to Independent Directors.

    Among other things, the Board shall have the authority, subject to the terms of the Plan to:

    (a) Determine the terms and conditions of any Stock Option granted hereunder (subject to the terms and conditions of the Plan), any vesting condition, restriction or limitation (which may be related to the performance of the participant, the Corporation or any subsidiary or Affiliate) and any forfeiture waiver regarding any Stock Option and the shares of common stock relating thereto, in accordance with the terms of the Plan;

    (b) Modify, amend or adjust the terms and conditions of any Stock Option, at any time or from time to time;

    (c) Determine to what extent and under what circumstances common stock and other amounts payable with respect to a Stock Option shall be deferred; and

    The Board shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable, to interpret the terms

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and provisions of the Plan and any Stock Option, issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan.

    The Board may act only by a majority of its members then in office, except that the members thereof may (i) delegate to an officer of the Corporation the authority to make decisions pursuant to paragraphs (c), (f), (g), (h) and
(i) of Section 5 (provided that no such delegation may be made that would cause Stock Options or other transactions under the Plan to cease to be exempt from
Section 16(b) of the Exchange Act) and (ii) authorize any one or more of their number or any officer of the Corporation to execute and deliver documents on behalf of the Board.

    Any determination made by the Board or pursuant to delegated authority pursuant to the provisions of the Plan with respect to any Stock Option shall be made in the sole discretion of the Board or such delegate at the time of the grant of the Stock Option or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Board or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Corporation and Plan participants.

SECTION 3.  COMMON STOCK SUBJECT TO PLAN

    The total number of shares of common stock reserved and available for grant under the Plan shall be 600,000. Shares subject to a Stock Option under the Plan may be authorized and unissued shares or may be treasury shares.

    If any Stock Option terminates without being exercised, shares subject to such Stock Option shall again be available for distribution in connection with Stock Options under the Plan.

    In the event of any change in corporate capitalization, such as a stock split or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Corporation, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Corporation, the Board may make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, in the number, kind and option price of shares subject to outstanding Stock Options, in the number and kind of shares subject to other outstanding Stock Options granted under the Plan and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any Stock Option shall always be a whole number.

SECTION 4.  ELIGIBILITY

    Except as provided in Section 10, Independent Directors are eligible to be granted Stock Options under the Plan.

SECTION 5.  STOCK OPTIONS

    No Stock Option granted under the Plan shall constitute an "incentive stock option" under Section 422 of the Code. Any Stock Option granted under the Plan shall be in such form as the Board may from time to time approve.

    During the term of the Plan, each person who is an Independent Director as of the effective date of the approval of the amended Plan shall be automatically granted a Stock Option to purchase fifty thousand (50,000) shares of common stock (subject to adjustment as provided herein) on such effective date. During the term of the Plan, each person who is initially elected to the Board as an Independent Director after the effective date of the approval of the amended Plan, shall be automatically granted a Stock Option to purchase fifty thousand (50,000) shares of common stock (subject to adjustment as provided herein) on the date of such initial election.

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    Stock Options shall be evidenced by option agreements, the terms and provisions of which may differ. The grant of a Stock Option shall occur on the dates specified above. The Corporation shall notify a participant of any grant of a Stock Option, and a written option agreement or agreements shall be duly executed and delivered by the Corporation to the participant. Such agreement or agreements shall become effective upon execution by the Corporation and the participant.

    Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Board shall deem desirable:

    (a) OPTION PRICE. The option price per share of common stock purchasable under a Stock Option shall equal 100% of the Fair Market Value of the common stock subject to the Stock Option on the date of grant.

    (b) OPTION TERM. The term of each Stock Option shall be 10 years from the date such Stock Option is granted, without variation or acceleration hereunder, but subject to paragraphs (f), (g), (h) and (i) of this Section 5, and no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted.

    (c) VESTING AND EXERCISABILITY. Except as otherwise provided herein, each Stock Option to purchase 50,000 shares shall become fully vested and exercisable over a four-year period from and after the date on which such Stock Option is granted, as follows: 20% on the date of the grant, 20% on the first anniversary of the grant, 20% on the second anniversary of the grant, 20% on the third anniversary of the grant, and 20% on the fourth anniversary of the grant, for such period as the person remains in office as an Independent Director.

    (D) METHOD OF EXERCISE. Subject to the provisions of this Section 5, vested Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Corporation specifying the number of shares of common stock subject to the Stock Option to be purchased.

    Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Board may accept. Payment, in full or in part, may also be made in the form of unrestricted common stock already owned by the optionee of the same class as the common stock subject to the Stock Option (based on the Fair Market Value of the common stock on the date the Stock Option is exercised).

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    Payment for any shares subject to a Stock Option may also be made by delivering a properly executed exercise notice to the Corporation, together with a copy of irrevocable instructions to a broker to deliver promptly to the Corporation the amount of sale or loan proceeds to pay the purchase price, and, if requested, by the amount of any Federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Corporation may enter into agreements for coordinated procedures with one or more brokerage turns.

    No shares of common stock shall be issued until full payment therefor has been made. An optionee shall have all of the rights of a shareholder of the Corporation holding the class or series of common stock that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends), when the optionee has given written notice of exercise, has paid in full for such shares and, if requested, has given the representation described in Section 8(a).

    (e) NONTRANSFERABILITY OF STOCK OPTIONS. No Stock Option shall be transferable by the optionee other than (i) by will or by the laws of descent and distribution; or (ii) pursuant to a qualified domestic relations order (as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended) whether directly or indirectly or by means of a trust or partnership or otherwise, under the applicable option agreement. All Stock Options shall be exercisable, subject to the terms of this Plan, during the optionee's lifetime, only by the optionee or by the guardian or legal representative of the optionee or its alternative payee pursuant to such qualified domestic relations order, it being understood that the terms "holder" and "optionee" include the guardian and legal representative of the optionee named in the option agreement and any person to whom an option is transferred by will or the laws of descent and distribution or pursuant to a qualified domestic relations order.

    (f) TERMINATION BY DEATH. Unless otherwise determined by the Board, if an optionee's directorship terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent then exercisable, for a period of one year (or such other period as the Board may specify in the option agreement) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

    (g) TERMINATION BY REASON OF DISABILITY. Unless otherwise determined by the Board, if an optionee's directorship terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination, for a period of one year (or such other period as the Board may specify in the option agreement) from the date of such termination of directorship or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such period, any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

    (h) TERMINATION BY REASON OF RETIREMENT. Unless otherwise determined by the Board, if an optionee's directorship terminates by reason of Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such Retirement, for a period of two years (or such other period as the Board may specify in the option agreement) from the date of such termination of directorship or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such period any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

    (i) OTHER TERMINATION. Unless otherwise determined by the Board: (A) if an optionee incurs a Termination of Directorship, other than by death, Disability or Retirement, all Stock Options held by

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such optionee shall thereupon terminate; and (B) if an optionee incurs a
Termination of Directorship for any reason other than death, Disability or Retirement, any Stock Option held by such optionee, to the extent then exercisable, may be exercised, for the lesser of three months from the date of such Termination of Directorship or the balance of such Stock Option's term; provided, however, that if the optionee dies within such three-month period, any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such three-month period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. Notwithstanding the foregoing, if an optionee incurs a Termination of Directorship at or after a Change in Control, other than by reason of death, Disability or Retirement, any Stock Option held by such optionee shall be exercisable for the lesser of (1) six months and one day from the date of such Termination of Directorship, and (2) the balance of such Stock Option's term.

    (j) CHANGE IN CONTROL CASH-OUT. Notwithstanding any other provision of the Plan, during the 60-day period from and after a Change in Control (the "Exercise Period"), unless the Board shall determine otherwise at the time of grant, an optionee shall have the right, whether or not the Stock Option is fully exercisable and in lieu of the payment of the exercise price for the shares of common stock being purchased under the Stock Option and by giving notice to the Corporation, to elect (within the Exercise Period) to surrender all or part of the Stock Option to the Corporation and to receive cash, within 30 days of such notice, in an amount equal to the amount by which the Change in Control Price per share of common stock on the date of such election shall exceed the exercise price per share of common stock under the Stock Option (the "Spread") multiplied by the number of shares of common stock granted under the Stock Option as to which the right granted under this
Section 5(j) shall have been exercised; provided, however, that if the Change in Control is within six months of the date of grant of a particular Stock Option and is subject to Section 16(b) of the Exchange Act no such election shall be made by such optionee with respect to such Stock Option prior to six months from the date of grant. However, if the end of such 60-day period from and after a Change in Control is within six months of the date of grant of a Stock Option and is subject to Section 16(b) of the Exchange Act, such Stock Option shall be canceled in exchange for a cash payment to the optionee, effected on the day which is six months and one day after the date of grant of such Option, equal to the Spread multiplied by the number of shares of common stock granted under the Stock Option. Notwithstanding the foregoing, if any right granted pursuant to this Section 5(j) would make a Change in Control transaction ineligible for pooling of interests accounting under APB No. 16 that but for this Section 5(j) would otherwise be eligible for such accounting treatment, the Board shall have the ability to substitute the cash payable pursuant to this Section 5(j) with Stock with a Fair Market Value equal to the cash that would otherwise be payable hereunder.

SECTION 6.  TERM, AMENDMENT AND TERMINATION

    The Plan will terminate 10 years after the effective date of the Plan. Under the Plan, Stock Options outstanding as of such date shall not be affected or impaired by the termination of the Plan.

    The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would (i) impair the rights of an optionee under a Stock Option theretofore granted without the optionee's consent, except such an amendment made to cause the Plan to qualify for the exemption provided by Rule 16b-3, or (ii) disqualify the Plan from the exemption provided by Rule 16b-3. In addition, no such amendment shall be made without the approval of the Corporation's stockholders (i) if such amendment would increase the limit imposed under Section 3 on the maximum number of shares of common stock reserved and available for grant under the Plan, or (ii) to the extent such approval is required by law or agreement.

    The Board may amend the terms of any Stock Option theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without the holder's consent

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except such an amendment made to cause the Plan or Stock Option to qualify for the exemption provided by Rule 16b-3.

    Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules as well as other developments, and to grant Stock Options which qualify for beneficial treatment under such rules without stockholder approval.

SECTION 7.  UNFUNDED STATUS OF PLAN

    It is presently intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Board may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver common stock or make payments; provided, however, that unless the Board otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

SECTION 8.  GENERAL PROVISIONS

    (a) The Board may require each person purchasing or receiving shares pursuant to a Stock Option to represent to and agree with the Corporation in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Board deems appropriate to reflect any restrictions on transfer.

    Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Corporation shall not be required to issue or deliver any certificate or certificates for shares of common stock under the Plan prior to fulfillment of all of the following conditions:

        (i) Listing or approval for listing upon notice of issuance, of such shares on the New York Stock Exchange, Inc., or such other securities exchange as may at the time be the principal market for the common stock;

        (ii) Any registration or other qualification of such shares of the Corporation under any state or Federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Board shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

       (iii) Obtaining any other consent, approval, or permit from any state or Federal governmental agency which the Board shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

    (b) Nothing contained in the Plan shall prevent the Corporation or any subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees or Directors.

    (c) Adoption of the Plan shall not confer upon any Independent Director any right to continue to serve as a Director, nor shall it interfere in any way with the right of the Corporation to terminate the directorship of any Independent Director at any time.

    (d) No later than the date as of which an amount first becomes includible in the gross income of the participant for Federal income tax purposes with respect to any Stock Option under the Plan, the participant shall pay to the Corporation, or make arrangements satisfactory to the Board regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Corporation under the Plan shall be conditional on such payment or arrangements, and the Corporation and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. The Board may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with common stock.

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    (e) The Board shall establish such procedures as it deems appropriate for a participant to designate a beneficiary to whom any amounts payable in the event of the participant's death are to be paid or by whom any rights of the participant, after the participant's death, may be exercised.

    (f) The Plan and all Stock Options granted and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

SECTION 9.  EFFECTIVE DATE OF PLAN

    The Plan shall be effective on December 31, 1998. The amendments to this Plan shall be effective as of the date of the stockholder meeting approving the amendments.

SECTION 10.  PROVISIONS REGARDING THE DISTRIBUTION

    (a) Concurrently with the Distribution, the Corporation and Hilton are entering into that certain Employee Benefits and Other Employment Matters Allocation Agreement, dated as of the date of the Distribution (the "Benefits Allocation Agreement"), which provides for the Corporation and Hilton to allocate the responsibilities with respect to certain matters relating to employees and employee compensation, benefits, labor and other employment matters. Concurrently with the Distribution and pursuant to the terms of the Benefits Allocation Agreement all outstanding options to purchase Hilton common stock granted under the Hilton 1997 Independent Director Stock Option Plan (each, a "Hilton Director Option") shall be adjusted (the "Option Adjustment") to represent options to purchase an equivalent-number of shares of Hilton common stock (each adjusted option to purchase Hilton common stock, an "Adjusted Hilton Option") and shares of the Corporation's common stock (each adjusted option to purchase the Corporation's common stock, an "Adjusted Park Place Option"). Pursuant to the Option Adjustment, the intrinsic value of the Hilton Director Options immediately prior to the Distribution shall be preserved immediately after the Distribution, and the exercise price of the Hilton Director Options shall be allocated between the Adjusted Hilton Options and the Adjusted Park Place Options based upon the relative values of Hilton common stock and the Corporation's common stock on the date of the Distribution, all as determined by Hilton.

    (b) Following the date of the Option Adjustment, all Adjusted Park Place Options which were issued as a result of Hilton Director Options shall be subject to the terms of this Plan and the applicable option agreement and all Adjusted Hilton Options which were issued as a result of Hilton Director Options shall be subject to the terms of the Hilton 1997 Independent Director Stock Option Plan and any applicable option agreement.

    (c) For purposes of this Plan, with respect to Adjusted Park Place Options held by members of the Board of Directors of Hilton (the "Hilton Board") as a result of the Option Adjustment, references to directorship or termination of directorship in this Plan and in the applicable option agreement shall be deemed to refer to directorship or termination of directorship on the Hilton Board.

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